Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners Completes Acquisition of

Arrow Midstream Gathering System in the Bakken Shale

Positions Crestwood among the largest full-service Bakken Shale midstream players

Substantial producer crude oil development and synergies with Crestwood’s existing

Bakken assets are expected to drive meaningful long-term accretion

HOUSTON, TEXAS, November 11, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) and the owner of its general partner, Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity”) today announced that Crestwood has completed the previously announced acquisition of Arrow Midstream Holdings, LLC (“Arrow”), a privately-held midstream company, for approximately $750 million.

“We are pleased to complete this strategic acquisition in the core of the Bakken Shale,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “The Arrow transaction demonstrates the execution of our growth strategy in liquids-focused shale plays, where we can utilize existing assets to provide additional services to our customers and enhance returns for our investors. The larger scale of the combined Crestwood partnership also enabled us to efficiently finance the acquisition with an appropriate blend of long-term debt and equity financing sources,” added Phillips.

Arrow owns and operates approximately 460 miles of gathering pipeline composed of 150 miles of crude oil gathering pipeline, 160 miles of natural gas gathering pipeline and 150 miles of water gathering lines. Current volumes on the system are approximately 50,000 barrels per day (“Bbls/d”) of crude oil, 15 million cubic feet per day (“MMcf/d”) of rich natural gas and 8,500 Bbls/d of produced water. The Arrow gathering systems are anchored by long-term, primarily fee-based gathering contracts and more than 150,000 net acres of dedication from area producers including WPX Energy, QEP Resources and Kodiak Oil & Gas Corp, among others.

There are currently nine drilling rigs running in the area of dedication with additional rig activity in areas immediately adjacent to the Arrow systems. This area is estimated to have more than 1,000 potential drilling locations providing the potential for significant long-term production growth. The Arrow systems are currently being expanded to increase gathering capacities to 125,000 Bbls/d of crude oil, 100 MMcf/d of natural gas, and 40,000 Bbls/d of produced water. The cost of these expansions will total approximately $80 million over the next 18 to 24 months. Crestwood expects to complete in the fourth quarter 2013 an initial phase of this expansion designed to gather natural gas currently being flared.

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NEWS RELEASE

The Arrow systems are located approximately 60 miles southeast of Crestwood’s COLT Hub, a crude rail and pipeline terminal located in Williams County, North Dakota. The COLT Hub is one of the Bakken Shale’s leading rail transportation avenues for East Coast and West Coast markets. The Arrow systems have connectivity with the COLT Hub through the Hiland and Tesoro crude oil pipeline systems and positions Crestwood with significant opportunity for synergies and expanded customer services resulting from the acquisition. Crestwood is one of the largest Bakken midstream service providers servicing approximately 18% of current total Bakken crude oil production. Nationwide, Crestwood handles more than 470,000 Bbls/d of crude oil and natural gas liquids and more than 2 billion cubic feet per day of natural gas through its gathering systems and transportation assets.

The $750 million base purchase price consists of $550 million of cash consideration and $200 million of Crestwood common units issued directly to the seller. The cash consideration was partially funded through the issuance of 16.1 million common units issued in October and the issuance of $600 million aggregate principal amount of 6.125% Senior Notes due 2022, with the remaining proceeds in excess of the cash purchase price used to reduce outstanding balances under Crestwood’s revolving credit facility.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts, including without limitation (i) our belief that crude oil production growth and synergies with our existing Bakken Shale assets will be accretive to our earnings and distributable cash flow over the long term; (ii) our expectation that we will complete certain natural gas gathering expansion projects in later this year; and (iii) our belief that this acquisition provides significant opportunity for synergies with our COLT Hub. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the risk that the Arrow operations will not be integrated successfully or may take longer than anticipated; the

NEWS RELEASE

possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by customers in achieving expected production in their projects; competitive conditions in the industry and their impact on Crestwood’s ability to connect crude oil and natural gas supplies to our gathering systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating and compression of natural gas; transportation and storage of natural gas; transportation, fractionation, storage, and terminalling of NGLs; and gathering, storage and terminalling of crude oil. Prior to the merger of Crestwood Midstream Partners LP into Inergy Midstream, L.P., which was completed on October 7, 2013, the partnership was named Inergy Midstream, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGM.”

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns the general partner interest (including the incentive distribution rights) and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada.

NEWS RELEASE

Prior to the merger of Legacy Crestwood into Legacy Inergy, which was completed on October 7, 2013, Crestwood Equity Partners LP was named Inergy, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGY.”

Investor Contact:

Mark Stockard
832-519-2207
mstockard@crestwoodlp.com

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